UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2014, South Jersey Industries, Inc. (the “Company”) entered into a Note Purchase Agreement with the purchasers named therein (the “Note Purchase Agreement”) that provides for the issuance by the Company of an aggregate of $240 million of medium term notes (“Notes”). Pursuant to the Note Purchase Agreement, the Company issued on June 26, 2014 $100 million aggregate principal amount of Notes, consisting of (a) $60 million aggregate principal amount of 3.05% Senior Notes, Series 2014A-1, due June 26, 2019 (the “Series 2014A-1 Notes”), and (b) $40 million aggregate principal amount of Floating Rate Senior Notes, Series 2014B-1, due June 26, 2019 (the “Series 2014B-1 Notes”). The Note Purchase Agreement also provides for the issuance of (a) $30 million aggregate principal amount of the Company’s 3.05% Senior Notes, Series 2014A-2, due August 15, 2019 (the “Series 2014A-2 Notes”), that the Company anticipates issuing on August 15, 2014 and (b) (i) $50 million aggregate principal amount of the Company’s 3.05% Senior Notes, Series 2014A-3, due September 26, 2019 (the “Series 2014A-3 Notes” and together with the Series 2014A-1 Notes and the Series 2014A-2 Notes, the “Series 2014A Notes”), and (ii) $60 million aggregate principal amount of Floating Rate Senior Notes, Series 2014B-2, due September 26, 2019 (the “Series 2014B-2 Notes” and together with the Series 2014B-1 Notes, the “Series 2014B Notes”) that the Company anticipates issuing on September 26, 2014.
The Notes are unsecured. The Series 2014A-1 Notes bear interest at the annual rate of 3.05%, with interest payable on June 26 and December 26 in each year, commencing on December 26, 2014. Subject to certain accelerating events, principal on the Series 2014A-1 Notes, plus any accrued but unpaid interest, is payable on June 26, 2019.
The Series 2014B-1 Notes bear interest at a floating rate (set every three months) based on then applicable three-month LIBOR (as defined in the Note Purchase Agreement) plus 132 basis points. Interest is payable at the end of each three-month period (i.e., each March 26, June 26, September 26 and December26), commencing September 26, 2014. For the first three-month period (the period ending September 26, 2014), interest accrues at an annual rate of 1.56%. Subject to certain accelerating events, principal on the Series 2014B-1 Notes, plus any accrued but unpaid interest, is payable on June 26, 2019.
In the event of a Change in Control (as defined in the Note Purchase Agreement), the Company is required to offer to prepay the Notes at their face amount together with interest accrued thereon to the date of such prepayment. In addition, in the event of the sale of a Substantial Part (as defined in the Note Purchase Agreement) of the assets of the Company and its subsidiaries, the Company may be required to use to portion of such proceeds to prepay or retire Senior Indebtedness, which term is defined in the Note Purchase Agreement and includes, among other things, the Notes.
The Company may prepay, at any time or from time to time, all or any portion of the Notes of a Series, in an amount not less than 10% of the aggregate principal amount of all of the Notes of such Series then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as certain other amounts set forth below; provided that if a Default or an Event of Default (as such terms are defined in the Note Purchase Agreement) has occurred and is continuing at the time such notice is provided or on the prepayment date or if a Default or an Event of Default would result from the making of such prepayment, such prepayment shall be pro rata to the holders of all Notes then outstanding. In connection with the prepayment of a Series 2014A Note, the Company must also pay a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement. In connection with the prepayment of a Series 2014B Note, the Company must also pay any applicable Prepayment Premium, as set forth below, plus, if the payment is made other than at the end of an interest period, a LIBOR breakage amount, to be calculated as provided in the Note Purchase Agreement. The Prepayment Premium with respect to a Series B Note shall be an amount equal to the applicable percentage of the principal amount of such Series 2014B Note so prepaid or accelerated, as the case may be, set forth opposite the applicable period below:

If Prepaid or Accelerated During the Period	Applicable Percentage
Prior to the first annual anniversary date of the issuance of such Series B Note	3%
From and after the first annual anniversary date of the issuance of such Series B Note and prior to the second annual anniversary date of the issuance of such Series B Note	2%
From and after the second annual anniversary date of the issuance of such Series B Note and prior to the third annual anniversary date of the issuance of such Series B Note	1%
From and after the third annual anniversary date of the issuance of such Series B Note	0%
The proceeds from the sale of the Notes will be used to refinance indebtedness and for general corporate purposes.
The Note Purchase Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Note Purchase Agreement), and customary events of default and acceleration of amounts payable upon an event of default.
The forms of the Series 2014A-1 Notes and the Series 2014B-1 Notes and the Note Purchase Agreement are attached as Exhibits 4.1, 4.2 and 10.1 hereto, respectively. The descriptions of the Notes and the Note Purchase Agreement are qualified in their entirety by reference to the full text of such documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of 3.05% Senior Note, Series 2014A-1, due June 26, 2019.

4.2	Form of Floating Rate Senior Note, Series 2014B-1, due June 26, 2019.

10.1	Note Purchase Agreement dated as of June 26, 2014 between South Jersey Industries, Inc. and the purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: June 27, 2014	By:	Stephen H. Clark
Name: Stephen H. Clark Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

4.1	Form of 3.05% Senior Note, Series 2014A-1, due June 26, 2019.

4.2	Form of Floating Rate Senior Note, Series 2014B-1, due June 26, 2019.

10.1	Note Purchase Agreement dated as of June 26, 2014 between South Jersey Industries, Inc. and the purchasers listed therein.